Exhibit 4.3
SUPPLEMENTAL INDENTURE, dated as of October 2, 2015 (this “Supplemental Indenture”), by and among Scientific Games International, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the indenture referred to herein), Go For A Million Productions, LLC, a Nevada limited liability corporation (the “Additional Guarantor”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as successor trustee (the “Trustee”).
WHEREAS, the Company, the original Guarantors and the Trustee executed an Indenture, dated as of June 4, 2014, as amended and supplemented (the “Indenture”), relating to the Company’s 6.625% Senior Subordinated Notes due 2021;
WHEREAS, under certain circumstances, Section 11.17 of the Indenture requires the Company to cause each of the Company’s Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture and thereby become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Eleven of the Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, except as otherwise defined herein in this Supplemental Indenture, capitalized terms used in this Supplemental Indenture have the meanings specified in the Indenture;
NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:
ARTICLE ONE

AMENDMENT
Section 1.01.  Amendment.  The Additional Guarantor hereby agrees to become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Eleven of the Indenture.
ARTICLE TWO

MISCELLANEOUS PROVISIONS
Section 2.01.  Indenture.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.
Section 2.02.  Trustee’s Disclaimer.  The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Additional Guarantor.
Section 2.03.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 2.04.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of them together shall represent the same agreement.
Section 2.05.  Headings.  The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.
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SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Company:

SCIENTIFIC GAMES INTERNATIONAL, INC.

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Senior Vice President, Chief Financial Officer and Secretary

Additional Guarantor:

GO FOR A MILLION PRODUCTIONS, LLC

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

Existing Guarantors:

PHANTOM EFX, LLC

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Manager

WILLIAMS ELECTRONICS GAMES, INC.

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

LENC SOFTWARE HOLDINGS LLC

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Manager

SCIENTIFIC GAMES CORPORATION

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Executive Vice President, Chief Financial Officer and Corporate Secretary

SG GAMING NORTH AMERICA, INC.

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

SCIENTIFIC GAMES PRODUCTS, INC.

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

MDI ENTERTAINMENT, LLC

By: Scientific Games International, Inc., its sole member

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Senior Vice President, Chief Financial Officer and Secretary

SCIENTIFIC GAMES SA, INC.
By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

SCIPLAY INC.

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

SCIENTIFIC GAMES NEW JERSEY, LLC

By: Scientific Games International, Inc., its sole member

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Senior Vice President, Chief Financial Officer and Secretary

SCIENTIFIC GAMES PRODUCTIONS, LLC

By: SG Gaming North America, Inc., its sole member

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

SCIENTIFIC GAMES DISTRIBUTION, LLC

By: SG Gaming North America, Inc., its sole member

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

BALLY TECHNOLOGIES, INC.

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

BALLY GAMING, INC.

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

BALLY GAMING GP, LLC

By: Bally Gaming, Inc., its sole member

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

BALLY GAMING LP, LLC

By: Bally Gaming, Inc., its sole member

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

BALLY PROPERTIES EAST, LLC

By: Bally Gaming, Inc., its sole member

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

BALLY PROPERTIES WEST, LLC

By: Bally Gaming, Inc., its sole member

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

COMPUDIGM SERVICES, INC.

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

SHFL PROPERTIES, LLC

By: Bally Gaming, Inc., its sole member

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

SIERRA DESIGN GROUP

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

ARCADE PLANET, INC.

By:    /s/ Scott D. Schweinfurth
Name: Scott D. Schweinfurth
Title: Treasurer and Secretary

Trustee:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
a New York banking corporation

By: /s/ Chris Niesz
Print Name: Chris Niesz
Its: Authorized Signatory

By: /s/ Kathryn Fischer
Print Name: Kathryn Fischer
Its: Authorized Signatory